Exhibit 2- page 1 of 2

                  ENTERGY CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEET
                                 ASSETS
                           September 30, 2002
                               (Unaudited)


                      CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                               $205,184
  Temporary cash investments - at cost,
   which approximates market                                          743,344
  Special deposits                                                        318
                                                                  -----------
     Total cash and cash equivalents                                  948,846
                                                                  -----------
Other temporary investments                                                 -
Notes receivable                                                        2,077
Accounts receivable:
  Customer                                                            439,856
  Allowance for doubtful accounts                                     (22,036)
  Other                                                               286,052
  Accrued unbilled revenues                                           365,157
                                                                  -----------
     Total receivables                                              1,069,029
                                                                  -----------
Deferred fuel costs                                                   131,708
Accumulated deferred income taxes                                      22,936
Fuel inventory - at average cost                                       97,690
Materials and supplies - at average cost                              514,688
Deferred nuclear refueling outage costs                                68,732
Prepayments and other                                                  94,724
                                                                  -----------
TOTAL                                                               2,950,430
                                                                  -----------

              OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                                  756,682
Decommissioning trust funds                                         2,032,368
Non-utility property - at cost (less accumulated depreciation)        293,773
Other                                                                 295,765
                                                                  -----------
TOTAL                                                               3,378,588
                                                                  -----------

              PROPERTY, PLANT AND EQUIPMENT
Electric                                                           26,951,520
Property under capital lease                                          745,063
Natural gas                                                           209,808
Construction work in progress                                       1,275,323
Nuclear fuel under capital lease                                      291,720
Nuclear fuel                                                          258,224
                                                                  -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                                29,731,658
Less - accumulated depreciation and amortization                   12,275,323
                                                                  -----------
PROPERTY, PLANT AND EQUIPMENT - NET                                17,456,335
                                                                  -----------

             DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                                     920,352
  Unamortized loss on reacquired debt                                 157,578
  Other regulatory assets                                             526,709
Long-term receivables                                                  25,588
Goodwill                                                              377,172
Other                                                                 984,241
                                                                  -----------
TOTAL                                                               2,991,640
                                                                  -----------

TOTAL ASSETS                                                      $26,776,993
                                                                  ===========

                ENTERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                LIABILITIES AND SHAREHOLDERS' EQUITY
                          September 30, 2002
                              (Unaudited)


                   CURRENT LIABILITIES
Currently maturing long-term debt                                    $966,744
Notes payable                                                          15,351
Accounts payable                                                      662,261
Customer deposits                                                     196,583
Taxes accrued                                                         797,321
Nuclear refueling outage costs                                         11,199
Interest accrued                                                      197,690
Obligations under capital leases                                      150,731
Other                                                                 183,974
                                                                  -----------
TOTAL                                                               3,181,854
                                                                  -----------

          DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                                   3,410,943
Accumulated deferred investment tax credits                           453,712
Taxes accrued                                                         650,000
Obligations under capital leases                                      196,572
Other regulatory liabilities                                          172,203
Decommissioning                                                     1,544,090
Transition to competition                                              79,098
Regulatory reserves                                                    48,357
Accumulated provisions                                                418,959
Other                                                                 988,403
                                                                  -----------
TOTAL                                                               7,962,337
                                                                  -----------

Long-term debt                                                      7,239,139
Preferred stock with sinking fund                                      24,327
Preferred stock without sinking fund                                  334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures                    215,000

                   SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2002                             2,482
Paid-in capital                                                     4,666,953
Retained earnings                                                   3,941,240
Accumulated other comprehensive loss                                  (45,156)
Less - treasury stock, at cost (25,910,490 shares in 2002)            745,520
                                                                  -----------
TOTAL                                                               7,819,999
                                                                  -----------



TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $26,776,993
                                                                  ===========

                                               Exhibit 2 - page 2 of 2

         ENTERGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF INCOME
     For the Nine Months Ended September 30, 2002
                      (Unaudited)



                  OPERATING REVENUES
Domestic electric                                              $5,125,722
Natural gas                                                        90,313
Competitive businesses                                          1,210,254
                                                               ----------
TOTAL                                                           6,426,289
                                                               ----------

                  OPERATING EXPENSES
Operation and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                                   1,612,490
   Purchased power                                                625,476
   Nuclear refueling outage expenses                               74,057
   Provision for turbine commitments, asset impairments
     and restructuring charges                                    391,557
   Other operation and maintenance                              1,816,131
Decommissioning                                                    24,589
Taxes other than income taxes                                     291,753
Depreciation and amortization                                     625,407
Other regulatory charges (credits) - net                         (149,340)
                                                               ----------
TOTAL                                                           5,312,120
                                                               ----------

OPERATING INCOME                                                1,114,169
                                                               ----------

                     OTHER INCOME
Allowance for equity funds used during construction                23,730
Gain on sale of assets - net                                        2,379
Interest and dividend income                                       71,924
Equity in earnings of unconsolidated equity affiliates            142,964
Miscellaneous - net                                                (3,346)
                                                               ----------
TOTAL                                                             237,651
                                                               ----------

              INTEREST AND OTHER CHARGES
Interest on long-term debt                                        376,825
Other interest - net                                               86,630
Distributions on preferred securities of subsidiary                14,128
Allowance for borrowed funds used during construction             (18,478)
                                                               ----------
TOTAL                                                             459,105
                                                               ----------

INCOME BEFORE INCOME TAXES                                        892,715

Income taxes                                                      351,314
                                                               ----------

CONSOLIDATED NET INCOME                                           541,401

Preferred dividend requirements and other                          17,796
                                                               ----------

EARNINGS APPLICABLE TO
COMMON STOCK                                                     $523,605
                                                               ==========